EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2003 relating to the financial statements, which appears in E-LOAN, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

San Francisco, California
June 13, 2003